2: Content-Type content="text/html; charset=windows-1252"> 10: As filed with the Securities and Exchange Commission on November 2, 2001

As filed with the Securities and Exchange Commission on November 2, 2001

Commission File No. 0-15303

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

UNICO, INC.

(Exact name of registrant as specified in its charter)

Delaware 73-1215433

(State or other jurisdiction 264: (IRS Employer of incorporation or organization) Number)

24 Lakeside Avenue

Pompton Lakes, NJ 07442

(Address of principal executive offices) (zip code)

EMPLOYEE STOCK OPTION under UNICO, INC. 2000 STOCK OPTION PLAN and PAYMENTS PURSUANT TO CONSULTING AGREEMENTS

(Full titles of plans)

Joe Nicastro, President

UNICO, INC.

24 Lakeside Avenue

Pompton Lakes, NJ 07442

(973) 248-1177

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount being Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering price	Amount of Registration Fee
Common Stock	500,000	$.30	$150,000	$37.50
Common Stock	50,000	$.10	$5,000	$ 1.25
Common Stock	40,000	$.10	$4,000	$ 1.00
Totals	590,000		$159,000	$39.75

(a) The Registration Fee with respect to the shares registered hereby has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the last price per share of the Registrant's Common Stock on October 29, 2001, a date within five days prior to the filing of this Registration Statement, as reported by the OTC Electronic Bulletin Board and, in the case of the shares of the Registrant's Common Stock to be issued pursuant to the settlement of one of the Consulting Agreements, the price at which such shares were issued.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents are incorporated by reference in the Registration Statement:

(a) The Registrant's Annual Report on Form 10-KSB for its fiscal year ended

December 31, 2000.

(b) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001

(c) Registration Statement on Form S-8 filed by the Registrant on March 31, 2000.

(d) Registration Statement on Form S-8 filed by the Registrant on April 8, 2001.

(e) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Sellers and Associates, P.C. has issued its report dated March 30, 2001 relating to the financial statements of the Registrant incorporated herein.

Certain legal matters with respect to the legality of the issuance of the Common Stock offered hereby will be passed upon for the Registrant by Jerold K. Levien, Esq.

Item 6. Indemnification of Directors and Officers.

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Reference is hereby made to the provisions of the Delaware General corporation Law which provides for indemnification of directors and officers under certain circumstances.

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The Registrant's Certificate of Incorporation and Bylaws provide that the Company shall, to the fullest extent permitted by the laws of the State of Delaware, indemnify any director, officer, employee and agent of the corporation against expenses incurred by such person by reason of the fact that he serves or has served the corporation in such capacity.

Indemnification under the Company's Articles of Incorporation and Bylaws is nonexclusive of any other right such persons may have under statute, agreement, bylaw or action of the Board of Directors or shareholders of the corporation.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) to include any prospectus required by Section 10(a)(3) of the Securities

Act of 1933;

(b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

672: 674:

(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs 1(a) and 1(b) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of

1934; and, where interim financial information required to be presented by Article 3 or Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons or the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned,

thereunto duly authorized, in Pompton Lakes, N.J. on October 29, 2001.

UNICO, INC.

By: \s\ Joseph Nicastro

822: 823: Joseph Nicastro

828: 829: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature 850: Title yDate

President, Director October 29, 2001

\s\ Joseph Nicastro (Principal executive officer)

Joseph Nicastro

EXHIBIT INDEX

Exhibit Number Exhibit

5 Opinion and Consent of Jerold K. Levien, Esq.

23.1 Consent of Sellers & Associates, P.C., as Independent Auditor

23.2 Consent of Jerold K. Levien, Esq. is included in the Opinion referenced in Exhibit 5 above.

99.1 Settlement Agreement dated as of September 20, 2001 between the registrant and Benny Blom, Consultant

917: Settlement Agreement dated as of October 26, 2001 between the registrant and Richard S. Hyland, consultant

930: 932:

LAW OFFICES

OF

Jerold K. Levien

30 JEAN DRIVE

ENGLEWOOD CLIFFS, NEW JERSEY07632